Exhibit 16.1

May 15, 2012

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Freedom Environmental Services, Inc.
Commission file no:  000-53388

We have read Item 4.01 of Freedom Environmental Services, Inc.’s Form 8-K to be filed with the Commission on or about May 15, 2012, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas